Exhibit 4.1
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Essex Property Trust, Inc. (hereinafter called the “Company”), transferable on the books of the Company in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby, are issued and shall be held subject to all of the provisions of the charter, as amended and restated, and the bylaws, as amended and restated, of the Company (copies of which are on file with the Company and with the Transfer Agent), to all of which each holder, by acceptance hereof, assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.
Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.
COUNTERSIGNED AND REGISTERED:
COMPUTERSHARE TRUST COMPANY, N.A.
TRANSFER AGENT AND REGISTRAR,

IMPORTANT NOTICE
ESSEX PROPERTY TRUST, INC.
THE SHARES OF 7.125% SERIES H CUMULATIVE REDEEMABLE PREFERRED STOCK (“PREFERRED STOCK”) REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER FOR THE PURPOSE OF MAINTENANCE OF THE CORPORATION’S STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”). NO PERSON MAY (1) BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF EQUITY STOCK IN EXCESS OF 6.0% (OR SUCH GREATER PERCENTAGE AS MAY BE DETERMINED BY THE BOARD OF DIRECTORS OF THE CORPORATION) OF THE VALUE OF THE OUTSTANDING SHARES OF EQUITY STOCK OF THE CORPORATION UNLESS SUCH PERSON IS A QUALIFIED TRUST (IN WHICH CASE SUCH PERCENTAGE IS 9.9%) OR AN EXISTING HOLDER (IN WHICH CASE THE EXISTING HOLDER LIMIT SHALL BE APPLICABLE), (2) BENEFICIALLY OWN SHARES OF EQUITY STOCK THAT WOULD RESULT IN BENEFICIAL OWNERSHIP OF EQUITY STOCK BY FEWER THAN 100 PERSONS, OR (3) BENEFICIALLY OWN EQUITY STOCK THAT WOULD RESULT IN THE CORPORATION BEING “CLOSELY HELD” UNDER SECTION 856(H) OF THE CODE. ANY PERSON WHO ATTEMPTS TO BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF EQUITY STOCK IN VIOLATION OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE CORPORATION. ALL CAPITALIZED TERMS IN THIS LEGEND HAVE MEANINGS DEFINED IN THE CORPORATION’S CHARTER, AS THE SAME MAY BE FURTHER AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER, WILL BE SENT WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS. IF THE RESTRICTIONS ON TRANSFER ARE VIOLATED, THE SHARES OF EQUITY STOCK REPRESENTED HEREBY WILL BE AUTOMATICALLY EXCHANGED FOR SHARES OF EXCESS STOCK WHICH WILL BE HELD IN TRUST BY THE TRUSTEE OF A TRUST FOR THE EXCLUSIVE BENEFIT OF THE CHARITABLE BENEFICIARY DESIGNATED BY THE BOARD OF DIRECTORS. THE FOREGOING SUMMARY OF THE RESTRICTIONS ON TRANSFER OF SHARES OF PREFERRED STOCK IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE CORPORATION’S CHARTER.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common

TEN ENT	-	as tenants by the entireties

JT TEN	-	as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT- . . . . . . . . . .Custodian . . . . . . . . . . . . . . .
                                    (Cust)                               (Minor)
                              under Uniform Gifts to Minors Act . . . . . . . . . . . . .
                                                                                            (State)
UNIF TRF MIN ACT . . . . . . . . . . . . Custodian (until age. . . ). . . . . . . . . . .
                                     (Cust)                                                   (Minor)
                              under Uniform Transfers to Minors Act. . . . . . . . . .
                                                                                                  (State)

Additional abbreviations may also be used though not in the above list.

THE SHARES OF PREFERRED STOCK MAY NOT BE TRANSFERRED, IN WHOLE OR IN PART, TO ANY PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR A NOMINEE OR ANY SUCCESSOR THEREOF (THE “DEPOSITORY”), AND TRANSFERS TO ANY OTHER PERSON WILL BE VOID AB INITIO AND SHALL BE GIVEN NO EFFECT ON THE BOOKS OF THE CORPORATION UNLESS THE THEN-CURRENT DEPOSITARY (1) IS UNWILLING OR UNABLE TO CONTINUE AS DEPOSITARY, OR (2) CEASES TO BE A CLEARING AGENCY REGISTERED UNDER THE EXCHANGE ACT OF 1934, AS AMENDED, AND A SUCCESSOR DEPOSITARY IS NOT APPOINTED BY THE CORPORATION WITHIN 90 CALENDAR DAYS.
THE CORPORATION WILL FURNISH TO ANY STOCKHOLDER ON REQUEST AND WITHOUT CHARGE A FULL STATEMENT OF (A) THE DESIGNATIONS AND PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS, QUALIFICATIONS, AND TERMS AND CONDITIONS OF REDEMPTION OF THE STOCK OF EACH CLASS WHICH THE CORPORATION IS AUTHORIZED TO ISSUE, (B) THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES OF A PREFERRED OR SPECIAL CLASS IN SERIES WHICH THE CORPORATION IS AUTHORIZED TO ISSUE, TO THE EXTENT THEY HAVE BEEN SET, AND (C) THE AUTHORITY OF THE BOARD OF DIRECTORS TO SET THE RELATIVE RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES OF A PREFERRED OR SPECIAL CLASS OF STOCK. SUCH REQUEST MAY BE MADE TO THE SECRETARY OF THE CORPORATION OR TO ITS TRANSFER AGENT.

For value received,                      hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

Shares of the preferred stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated:	20

Signature:

Signature:

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.
Signature(s) Guaranteed: Medallion Guarantee Stamp
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.

The IRS requires that we report the cost basis of certain shares acquired after January 1, 2011. If your shares were covered by the legislation and you have sold or transferred the shares and requested a specific cost basis calculation method, we have processed as requested. If you did not specify a cost basis calculation method, we have defaulted to the first in, first out (FIFO) method. Please visit our website or consult your tax advisor if you need additional information about cost basis.

If you do not keep in contact with us or do not have any activity in your account for the time periods specified by state law, your property could become subject to state unclaimed property laws and transferred to the appropriate state.